Exhibit 10.47

                             SUBSCRIPTION AGREEMENT

February 18, 2000

TTR Technologies, Inc.                    TTR Technologies, Ltd.
67 Wall St., Suite 2411                   2 Hanagar Street
New York, NY  10023                       Kfar Sava
                                          44425, Israel
Ladies and Gentlemen:

1) The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock of the Company (the "Shares") set forth on the signature page of this agreement, at a purchase price of $5.56 per Share. For every 180,000 shares of the Common Stock (the "Common Stock"), investors shall receive 90,000 Class A Warrants (the "Warrants") to purchase 90,000 Shares of Common Stock at an exercise price of $7.50 per share. The minimum purchase is 180,000 shares ($1,000,000), provided, however, that less amount may be purchased in the discretion of the Company. Together with this Subscription Agreement, the undersigned is delivering to the Company, a check payable to "U.S. TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TTR TECHNOLOGIES, INC." in the full amount of the purchase price for the Shares which the undersigned is subscribing for pursuant hereto or funds by wire transfer as instructed by the Company.

      The Shares and Warrants to be purchased by the undersigned are part of a private placement of securities (the "Private Placement") of up to 1,800,000 Shares and 900,000 Warrants. The Common Stock will be offered by the Company on a "best efforts all or none" basis as to the Minimum Offering of $7,000,000 and thereafter on a "best efforts" basis up to the Maximum Offering of $10,000,000. There is a minimum number of 1,260,000 Shares that must be sold in order for the Private Placement to become effective. If all the Shares are sold, the Company will receive an aggregate of ten million ($10,000,000) less the expenses of the Private Placement, which management estimates will be approximately six hundred thousand ($600,000).

2) Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

      (a) The undersigned has received and reviewed the Offering Materials, and except for the Offering Materials, the undersigned has not relied upon any other materials or literature relating to the offer and sale of the Shares;

      (b) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

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      (c)   The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Shares

      (d) The information provided by the investor in this Subscription Agreement being delivered by the undersigned to the Company herewith is true, complete and correct in all material respects, and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the undersigned herein ;

      (e) Except as set forth in the Offering Materials, no representations or warranties have been made to the undersigned by the Company or by any agent, employee, or affiliate of the Company, and in entering into this transaction the undersigned is not relying upon any information, other than that contained in the Offering Materials and the results of independent investigation by the undersigned;

      (f) The undersigned understands that: (A) the Shares have not been registered under the Act or the securities laws of any state, and are being offered by the Company based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act; (B) the Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) other than as set forth in the Offering Materials, the Company is under no obligation to register the Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the Company's transfer agent, if any, for the Shares.

      (g) The undersigned is acquiring the Shares solely for the account of the undersigned, for investment purposes only, and not with a view towards their resale or distribution;

      (h) The undersigned will not sell or otherwise transfer any of the Shares unless and until: (A) said Shares, shall have first been registered under the Act and all applicable state securities laws; or (B) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

      (i) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder, and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;


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      (j)   The undersigned meets the requirements of at least one of the suitability standards for an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and as set forth in this Subscription Agreement and contained in the Offering Materials;

      (k) The undersigned has carefully reviewed the Risk Factors listed below associated with an investment in the Shares outlined in the Offering Materials and understands that the securities offered hereby are highly speculative and involve a high degree of risk and should not be purchased by anyone who cannot afford the loss of his entire investment;

                                  RISK FACTORS

      This offering involves a high degree of risk. You should be able to bear a complete loss of your investment. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, the market price of our common stock could decline, and you may lose all or a part of the money you pay to buy our common stock.

      Our relationship with Macrovision is very important to us, since it will be the exclusive licensee of our anti-piracy products and it is solely responsible for marketing them.

      As of November 24, 1999, we entered into a ten year agreement with Macrovision to jointly develop a commercially viable anti-piracy protection technology and product for audio content distribution on optical media. We granted to Macrovision exclusive worldwide royalty bearing rights to our proprietary anti-piracy technology, MusicGuard, which serves as the primary basis for the proposed audio content protection technology. Under the terms of our agreement, Macrovision is solely responsible for promoting and marketing the proposed music protection technology or product. Macrovision has the sole discretion to determine the staffing and resources it allocates to commercialize the technology consistent with Macrovision's good faith determination as to the technology's commercial potential. Macrovision also has sole discretion to determine the naming, branding and pricing for the technology. We also granted to Macrovision exclusive rights to our proprietary CD software anti-piracy protection technology, DiscGuard, which is the only commercially available product we currently have. Only a limited portion of the license for DiscGuard is royalty bearing and Macrovision is not required to pay any minimum royalties in order to retain its exclusivity. We expect that sales through Macrovision will account for all of our revenues for at least the next two years. We believe that the rapid penetration of the proposed music protection technologies in the recording industry in the United States and Europe to be crucial to our success. If we are unable to effectively manage and maintain our relationship with Macrovision or for any reason Macrovision cannot successfully market MusicGuard, our business will be materially adversely affected. In addition, our condition could be adversely affected by changes in the financial condition of Macrovision or by any other changes to Macrovision's business.

      We do not currently have any commercially viable products or technologies and we cannot assure you that we will develop any.


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      MusicGuard, our proprietary anti-piracy protection technology for audio content distributed on CDs, is not currently commercially viable but will serve as the primary basis for the proposed music protection technology that we and Macrovision are jointly designing and developing. Under the terms of our agreement with Macrovision, we will work jointly with Macrovision to complete a product suitable for commercial launch. We estimate that this project will take nine months, six months until the commercial launch and three months following the commercial launch. We have also given to Macrovision an exclusive worldwide partially royalty bearing license to DiscGuard, which we launched commercially in February, 1998. We expect that Macrovision will use components of DiscGuard to support its CD-ROM product, SafeDisc. Although we are working to develop technologies with applications in other areas, these technologies are at an early stage. Currently, we have no other commercially viable product or technology.

      Even if we develop other commercially viable technologies, the right of first refusal we have granted to Macrovision with respect to other products may impair our ability to exploit them.

      Under the terms of our agreement with Macrovision, we have granted to Macrovision first refusal rights until December 31, 2009 with respect to any music protection technology we develop which is not included in the license to Macrovision and any Internet digital rights management technologies we develop which are applicable to music, music video, video, software or data publishing products or markets. These rights include rights of ownership if we decide to sell the technology or worldwide exclusive marketing or distribution rights if we decide to license the technology. Our obligation is to negotiate a sale or license to Macrovision in good faith should we receive a bona fide offer from a third party to purchase or license the technology and should Macrovision notify us of its interest in acquiring the technology. As is ordinarily the case where a right of first refusal is granted, the existence of this right may impair our ability to fully exploit the commercial potential inherent in other technology we may develop which is subject to this right by creating the possibility that an interested third party may abstain from making an offer for our technology due to a possible concern on the part of such third party that its offer will be utilized by us solely for negotiating an offer from Macrovision on more favorable terms.

      We may need additional financing to continue operating after June, 2001.

      Giving effect to the sale in October 1999 of an additional $500,000 of our 10% Convertible Debentures; the subsequent conversion into common stock of all of the outstanding Debentures and accrued interest; the exercise in November 1999 of investors warrants which yielded to us net proceeds of approximately $1.325 million; the conversion of approximately $1.32 million of long-term debt and accrued interest into common stock; and the purchase by Macrovision in January 2000 of 1,880,937 shares of our common stock for a purchase price of $4 million, we had working capital of approximately $4.18 million as of September 30, 1999 on a pro forma basis. We are contractually obligated to reimburse Macrovision up to $1 million during the year 2000 for their expenses related to the development and marketing of the new audio content copy protection technology. In addition, we have current payables of approximately $800,000. Based upon our current and anticipated rate of expenditures, we believe that unless we receive revenues from our licenses to Macrovision, as soon as July 2001 we may require additional financing or funding by strategic partners in order to continue to operate at projected levels. We have no


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      commitments for any such financing and there can be no assurance that we will obtain additional capital when needed.

      We do not anticipate receiving any funding from commercial lenders. There can be no assurance that any additional financing can be obtained on favorable terms, if at all. Any additional equity financing may result in dilution to our stockholders.

      The rights of first refusal we have granted to Macrovision relating to the sale of our equity securities may impair our ability to obtain other financing.

      In the January 12, 2000 stock purchase agreement under which we sold to Macrovision $4 million of our common stock, we granted to Macrovision rights of first refusal to purchase equity securities (including securities convertible or exchangeable into common stock) we propose to sell to third parties if the amount of the securities to be sold would constitute a majority of our outstanding common stock. Subject to some exceptions, we further granted to Macrovision a right to purchase its pro rata share (based on Macrovision's then current ownership of common stock) of any equity securities we offer in private transactions above a certain amount. The existence of these rights may impair our ability to obtain equity financing from third parties on terms satisfactory to us or at all because investors may be reluctant to devote the time and expense necessary to negotiate the terms of a transaction which we may not be able to consummate with them if Macrovision elects to exercise its rights.

      We have lost money in every quarter and year, and we expect these losses to continue in the foreseeable future.

      Since we began our operations in 1994, we have lost money in every quarter and year. As of September 30, 1999, we had an accumulated deficit of approximately $15.5 million. If our revenue does not increase and we cannot adjust our level of spending adequately, we may not generate sufficient revenue to become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. Our ability to generate revenue depends primarily upon our ability to jointly develop with Macrovision the audio content copy protection technology to the point it becomes commercially viable and Macrovision's success in promoting and marketing the technology.

      "Going concern" statement in auditor's report may make it difficult to raise new capital.

      We have not had any significant revenues to date. As of September 30, 1999, we had an accumulated deficit of approximately $15.5 million from July 14, 1994 (date of inception). The report of the independent auditors on our financial statements for the year ended December 31, 1998 includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern, which may make it more difficult for us to raise additional capital.

      We have only been in business for a short period of time, so your basis for evaluating us is limited.

      We are a development stage company with a limited history of operations. Prior to the commencement of our joint efforts with Macrovision to develop a commercially viable audio


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      content protection product and before our software product, DiscGuard, first became commercially available in February 1998, we were engaged primarily in research and development. As a result, there is a limited history of operations for evaluating our business. You must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including the audio content copy protection and anti-piracy market. Some of these risks and uncertainties relate to our ability to:

o complete, together with Macrovision, the design and development of audio content protection technology of a commercially viable product or technology;

o stay ahead of the efforts of hackers and counterfeiters to circumvent our copy protection technologies;

o     respond effectively to actions taken by our competitors;

o build our organizational and technical infrastructures to manage our growth effectively;

o design, develop and implement effective products for existing clients and new clients;

o     extend MusicGuard protection to DVDs; and

o     attract, retain and motivate qualified personnel.

      If we are unsuccessful in addressing these risks and uncertainties, our business, financial condition and results of operations will be materially and adversely affected.

      The market for audio content copy protection technology is unproven.

      The market for copy protection technology for audio content distribution on CDs, especially in the consumer multi-media market, is unproven. For us to be successful in entering this market, recording studios and artists must accept copy protection generally and also adopt the solution that we are developing with Macovision. There can be no assurance that copy protection of multi-media audio content distributed on CDs will be widely commercially accepted. For example, consumers may react negatively to the introduction of copy protected CDs if they are prevented from copying the content of their favorite audio content. Moreover, copy protection may not be effective or compatible with all hardware platforms or configurations or may prove to be easily circumvented. Further, the technology we are developing with Macrovision may not achieve or sustain market acceptance under emerging industry standards. If the market for copy protection of audio content distributed on CDs fails to develop or develops more slowly than expected, or if MusicGuard does not achieve or sustain market acceptance, our business, financial condition and results of operations would be materially adversely affected.

      You should not rely on our quarterly operating results as an indication of how we will do in the future.


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      Our quarterly operating results may vary significantly in the foreseeable future due to a number of factors that could affect our revenue, expenses or prospects during any particular quarter. These factors include:

o the success of Macrovision in promoting and marketing any music protection technology developed through our joint efforts.

o the demand for audio content anti-piracy protection in general and for CDs in particular, and, potentially, for DVDs;

o the degree of acceptance of our copy protection technologies by recording studios and artists;

o     changes in our operating expenses;

o changes in fees paid for copy protection of audio content distributed on CDs resulting from competition or other factors;

o     economic conditions specific to the recording industry;

o anticipated seasonality of revenues relating to sales of music CDs to consumers in our target market.

      In any given quarter, we may expend substantial funds and management resources and yet not obtain adequate revenue, and we may not be able to adjust spending in a timely manner to compensate for any unexpected shortfall in our revenue. Any significant shortfall could have an immediate material and adverse effect on our business, financial condition and results of operations.

      Due to all of the foregoing factors, and the other risks discussed in this section, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our operating results will be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely fall.

      For at least the next two years, we expect to derive all of our net revenues and operating income from royalties collected from Macrovision in respect of sales of copy protection technology or products. We cannot assure you that we will receive any revenues from these royalties or if revenues are received, that they will grow significantly or at all. Any growth in revenues from these fees will depend on the use of our copy protection technology by a larger number of recording studios and artists. In order to increase our market penetration, we must persuade recording studios and artists that the cost of licensing our technology is outweighed by the increase in revenues from additional sales of the copy protected material that the recording studios and artists would achieve as a result of using copy protection.

      There are many competitors in the copy protection industry and we may not be able to compete effectively against them.


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

      There is currently no commercially available technology which prevents the faithful copying of compact discs. There can be no assurance that companies with substantially greater financial, technological, marketing, personnel and research development resources than ours will not develop and begin marketing a similar technology. While no technology is currently available, the Secure Digital Music Initiative is a forum of companies who have agreed to develop a standard for copy protection of digital music. The standard developed and being improved upon by the Initiative will apply to next generation portable playback devices. There can be no assurance that if and when the standard is implemented, the MusicGuard technology will be able to effectively compete against copy protection technologies based on the Initiative's standard.

      Third parties may be able to circumvent our anti-piracy technology.

      We must continually enhance and upgrade audio content protection technology to stay ahead of the efforts of counterfeiters and hackers to circumvent our technologies, even in the face of the new United States Digital Millennium Copyright Act. The Act outlaws copy protection circumvention devices and technologies beginning in May 2000 and currently provides for both criminal and civil penalties for companies or individuals who import, produce or distribute devices designed to circumvent copy protection devices and technologies. It is conceivable that counterfeiters and hackers could develop a way to circumvent our copy protection techniques, which may result in a potentially substantial decrease in the demand for our products. Additionally, music rights owners could choose not to use our anti-piracy technology if they believe that our technology will be unable to deter counterfeiters or if they believe it interferes with legitimate consumer use of the original copyrighted product. In this regard, the copy protection technologies are intended to prevent both consumer copying and professional remastering and replication. Any reduction in demand for our products could have a material adverse effect on our business, financial condition and results of operations.

      We are vulnerable to technological obsolescence.

      The proposed audio protection technology is based upon a single set of core technologies. The market for this technology and products is characterized by rapid change, often resulting in product obsolescence or short product life cycles. Although we are not aware of any developments in the audio content protection industry which would render our planned products less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so.

      We have very few employees and are particularly dependent on our Chief Technology Officer.

      We have a small number of employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss of certain of our key personnel could, to varying degrees, have an adverse effect on our operations and product development. The loss of Dr. Baruch Sollish, our Chief Technology Officer, would have a material adverse affect. We have not obtained "key-man" life insurance on the life of Dr. Sollish. Our key employees and corporate officers all reside in Israel.

      We are subject to risks associated with international operations.


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      We conduct business from our facilities in Israel and the United States, and through our exclusive licensee, Macrovision. Our international operations and activities subject us to a number of risks, including the risk of political and economic instability, difficulty in managing foreign operations, potentially adverse taxes, higher expenses and difficulty in collection of accounts receivable. In addition, although we receive most of our revenue in U.S. dollars, a substantial portion of our payroll and other expenses are paid in the currency of Israel, where most of our employees reside and our research and development operations are located. Because our financial results are reported in U.S. dollars, they are affected by changes in the value of the various foreign currencies that we use to make payments in relation to the U.S. dollar. We do not currently cover known or anticipated operating exposures through foreign currency exchange option or forward contracts.

      We are subject to risks associated with operations in Israel.

      Our Israeli subsidiary maintains offices and research and development facilities in Israel and is directly affected by prevailing economic, military and political conditions that affect Israel.

      We need to establish and maintain licensing relationships with companies in related fields.

      Our success in developing and commercializing other technologies will depend in part upon our ability to establish and maintain licensing relationships with companies in related business fields, including international distributors. We believe that these relationships can allow us greater access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by these other companies may not be within our control. We may not be able to maintain relationships or enter into beneficial relationships in the future. Other parties may not perform their obligations as expected. Our reliance on others for the development, manufacturing and distribution of our technologies and products may result in unforeseen problems. There can be no assurance that our licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including our competitors, as a means of developing or marketing products targeted by the collaborative programs and by our products.

      Our efforts to protect our intellectual property rights may not be adequate.

      Our success depends on our proprietary technologies. We rely on a combination of patent, trademark, copyright and trade secret laws, nondisclosure and other contractual provisions, and technical measures to protect our intellectual property rights. Our patents, trademarks or copyrights may be challenged and invalidated or circumvented. Any patents that issue from our pending or future patent applications or the claims in pending patent applications may not be of sufficient scope or strength or be issued in all countries where our products can be sold or our technologies can be licensed to provide meaningful protection or any commercial advantage to us. Others may develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents. Effective intellectual property protection may be unavailable or limited in certain foreign countries. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise use aspects of processes and devices that we regard as proprietary. Policing unauthorized use of our proprietary information is


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      difficult, and there can be no assurance that the steps we have taken will prevent misappropriation of our technologies. In the event that our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our products and technologies, which could have a material adverse effect on our business, financial condition and results of operations.

      Litigation may be necessary in the future to enforce any patents that may issue and other intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. There can be no assurance that any litigation of these types will be successful. Litigation could result in substantial costs, including indemnification of customers, and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations, whether or not this litigation is determined adversely to us. In the event of an adverse ruling in any litigation, we might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringed technology. Our failure to develop or license a substitute technology could have a material adverse effect on our business, financial condition and results of operations.

      Future sales of our common stock by our holders of outstanding stock, options and warrants could have an adverse effect on the market price of our common stock.

      We anticipate that some or all of the selling stockholders may from time to time sell all or part of the shares offered hereby. In addition, there are currently outstanding options or warrants to purchase 3,754,710 shares of our common stock (including 1,166,400 options granted under our 1996 Stock Option Plan, 2,443,310 options and warrants held by selling stockholders (of which 2 million warrants have a nominal exercise price and the remainder have exercise prices ranging from $1.50 to $7.80 per share) and 145,000 options and warrants not held by selling stockholders). The market price of our common stock could decline as a result of sales by our existing stockholders of a large number of shares of common stock in the market after this offering, or the perception that these sales may occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

      Our stock price is volatile and could continue to be volatile.

      Investment interest in our common stock may not lead to the development of an active or liquid trading market. The market price of our common stock has fluctuated in the past and is likely to continue to be volatile and subject to wide fluctuations. In addition, the stock market has experienced extreme price and volume fluctuations. The stock prices and trading volumes for many "high tech" companies fluctuate widely for reasons that may be unrelated to their business or results of operations. The market price of our common stock may decline below the offering price. General economic, market and political conditions could also materially and adversely affect the market price of our common stock and investors may be unable to resell their shares of common stock at or above the offering price.

      It may be difficult for a third party to acquire us.


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      Provisions of Delaware law could make it more difficult for a third party to acquire us, even if it would be beneficial to our stockholders.

      Penny Stock Regulation may be applicable to investment in our shares.

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

(l) The undersigned has carefully reviewed the jurisdictional notice listed below and agrees to abide by any restrictions contained therein applicable to the undersigned; and

                              JURISDICTIONAL NOTICE

      Residents of All States:

            THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD

      EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OR THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                      * * *

3) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

4) The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that the offering to which the Offering Materials relates is oversubscribed, offer partial Units or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

5) The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs, and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty, or covenant made by the undersigned.

6) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

7) This Subscription Agreement: (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and its respective heirs, legal representatives, successors, and assignees.

8) Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

9) All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth on the signature page hereof; and if to the Company, to the address provided above or to such other address as the Company or the undersigned shall have designated to the other by like notice.

                             TTR Technologies, Inc.

ACCREDITED INVESTOR CERTIFICATION

      PURCHASE OF THE SHARES AND WARRANTS INVOLVES SIGNIFICANT RISKS AND IS A SUITABLE INVESTMENT ONLY FOR CERTAIN TYPES OF POTENTIAL INVESTORS. SEE "RISK FACTORS."

      The purchase of Shares and Warrants is suitable only for investors who have no need for liquidity in their investments and who have adequate means of providing for their current needs and contingencies even if the investment in the Shares results in a total loss. Shares will be sold only to prospective investors which are "accredited investors" under Regulation D promulgated under the Securities Act. "Accredited Investors" are those investors which make certain written representations that evidence the investor comes within one of the following categories:

(Initial the appropriate category)

____ (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in
Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

____ (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

____ (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

____ (d) Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of investment in the Shares, exceeds $1,000,000;

____ (e) Any natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

____ (f) Any partnership or trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the units; or

____ (g) Any entity in which all of the equity owners are accredited investors.

      As used in this Offering Materials the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and without any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. The Company may reject subscriptions in whole or in part if, in its discretion, it deems such action to be in the best interests of the Company. If the Offering is oversubscribed, the Company will determine which subscriptions will be accepted.

      If any information furnished or representations made by a prospective investor or others acting on its behalf mislead the Company or the Company as to the suitability or other circumstances of such investor, of if, because of any error or misunderstanding as to such circumstances, a copy of this Offering Materials is delivered to any such prospective investor, the delivery of this Offering Materials to such prospective investor shall not be deemed to be an offer and this Offering Materials must be returned to the Company immediately.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ___ _______________, 2000.

_______________ X  $5.56  =       ______________________
No. of Shares      (Share Price)  Subscription Price
($1,000,000 = 180,000 shares and 90,000 Class A Warrants)

If the Investor is a PARTNERSHIP, CORPORATION or TRUST:

_______ Signature __________

_______ Print Name of Subscriber Organization _______Print Name and Title of Person Signing


--------------------------------------------------------------------------------
                (All Subscribers should please print information
                     below exactly as you wish it to appear
                         in the records of the Company)

_______ Name and capacity in which subscription is made -- see below for particular requirements _______________ Taxpayer I.D. Number

Address: _______ Number and Street ____ City             State         Zip Code
                 Address for notices, if different: ___ Number and Street _ City
State                 Zip Code

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by TTR Technologies, Inc. this _____ day of __________ 2000, for _________ Shares.

TTR Technologies, Inc.

By:
    --------------------------
Name:
      ------------------------
Title:
       -----------------------

SUBSCRIPTION AGREEMENT supplement

                             SUBSCRIPTION AGREEMENT

Section 1, paragraph 1 should read as follows:

1) The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock of the Company (the "Shares") set forth on the signature page of this agreement, at a purchase price of $5.56 per Share. For every 180,000 shares of the Common Stock (the "Common Stock"), investors shall receive 90,000 Class A Warrants (the "Warrants") to purchase 90,000 Shares of Common Stock with a term of 60 months at an exercise price equal to the higher of 135% of the purchase price of the common shares ($7.50) or 5% above the average closing price for the twenty trading days prior to closing, subject to a maximum exercise price of $9.00 per share. The Company may redeem the Class A Warrants for $.10 per warrant 6 months following issuance if the underlying common stock is registered and the Company's common shares have traded at or above 200% of the exercise price (the "trigger price") for a period of twenty consecutive trading days. Upon exercise of the Class A Warrants, the investors will be issued 450,000 Class B warrants with a term of 36 months and an exercise price of 120% of the Class A Warrant trigger price. The Class B warrants may be redeemed by the Company if the underlying common stock is registered and the common shares have traded at $26 or above for a period of twenty consecutive trading days.

Initial  _________